EXHIBIT (r)(2)

                        HIGHLAND CAPITAL MANAGEMENT, L.P.

                              POLICY AND PROCEDURES
  DESIGNED TO DETECT AND PREVENT INSIDER TRADING AND TO COMPLY WITH RULE 17J-1
   OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED AND RULE 240A-1 UNDER THE
             INVESTMENT ADVISERS ACT OF 1940, AS AMENDED (THE "CODE
                                   OF ETHICS")


I.       INTRODUCTION

         Highland Capital Management, L.P. (the "Company") maintains a policy of strict compliance with the highest standards of ethical business conduct and the provisions of applicable federal securities laws, including rules and regulations promulgated by the Securities and Exchange Commission (the "SEC"). This Code of Ethics applies to each employee of the Company ("Employee"). It is designed to ensure compliance with legal requirements and the Company's standards of business conduct. Employees shall read and understand this Code of Ethics and uphold the standards in the Code of Ethics in their day-to-day activities at the Company.

         This Code of Ethics does not address every possible situation that may arise, consequently every Employee is responsible for exercising good judgment, applying ethical principles, and bringing potential violations of the Policy to the attention of Michael S. Minces (972.419.6290) or any person who, in the future, may be designated as the Company's chief compliance officer (the "Chief Compliance Officer").

         Each Employee shall sign the acknowledgement form attached to this Code of Ethics indicating that his or her receipt and understanding of, and agreement to comply with this Code of Ethics. Such signed acknowledgement should be immediately returned the Chief Compliance Officer.

II.      GENERAL STANDARDS OF CONDUCT

         A.   GENERAL

         The following general principles guide the Company's corporate conduct:

         o The Company will act in accordance with applicable laws and regulations.

         o The Company will provide products and services designed to help the Company's clients (each, a "Client") achieve their financial goals.

         o    The Company will conduct business fairly, in open competition.

         o The Company will provide employment opportunities without regard to race, color, sex, pregnancy, religion, age, national origin, ancestry, citizenship, disability, medical condition, marital status, sexual orientation, veteran status, political affiliation, or any other characteristic protected by federal or state law.

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         o    The Company will support the communities in which we operate.

         B.   INDIVIDUAL CONDUCT

         The following general  principles guide the individual  conduct of each
Employee:

         o The Employee will not take any action that will violate any applicable laws or regulations.

         o The Employee will adhere to the highest standards of ethical conduct.

         o The Employee will maintain the confidentiality of all information obtained in the course of employment with the Company.

         o The Employee will bring any issues reasonably believed to place the Company at risk to the attention of the Chief Compliance Officer.

         o The Employee will not abuse or misappropriate the Company's, or any Client's, assets or use them for personal gain.

         o The Employee will not engage in any activities that create a conflict of interest between the Employee, the Company and/or any Client.

         o The Employee will deal fairly with Clients, colleagues, and others.

         o    The Employee will comply with this Code of Ethics.

III.     ETHICAL BUSINESS PRACTICES

         A.   COMPLIANCE WITH LAWS AND REGULATIONS

         It is the policy of the Company that any violation of applicable laws, regulations or this Code of Ethics shall be immediately reported to the Chief Compliance Officer. An Employee must not conduct individual investigations, unless authorized to do so by the Chief Compliance Officer. If an Employee who, in good faith, raises an issue regarding a possible violation of law, regulation or Company policy or any suspected illegal or unethical behavior they will be protected from retaliation.

         B.   FALSIFICATION OR ALTERATION OF RECORDS

         Falsifying or altering records or reports, preparing records or reports that do not accurately or adequately reflect the underlying transactions or activities, or knowingly approving such conduct is prohibited. Examples of prohibited financial or accounting practices include:

         o Making false or inaccurate entries or statements in any Company or Client books, records, or reports that intentionally hide or misrepresent the true nature of a transaction or activity.

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         o    Manipulating books, records, or reports for personal gain.

         o Failing to maintain books and records that completely, accurately, and timely reflect all business transactions.

         o Maintaining any undisclosed or unrecorded Company or Client funds or assets.

         o    Using funds for a purpose other than the described purpose.

         o Making a payment or approving a receipt with the understanding that the funds will be, or have been, used for a purpose other than what is described in the record of the transaction.

         C.   POLITICAL CONTRIBUTIONS

         No Company funds, merchandise, or service may be paid or furnished, directly or indirectly, to a political party, committee, organization or to a political candidate or incumbent, except if legally permissible and if approved in advance in writing by the Chief Compliance Officer. This Code of Ethics does not apply to or restrict the ability of any Employee to participate voluntarily in political activities on their own personal time or to make personal contributions. However, the Company is prohibited from reimbursing any Employee for political contributions made from such individual's personal funds.

         D.   PAYMENTS TO GOVERNMENT OFFICIALS OR EMPLOYEES

         Company funds or gifts may not be furnished, directly or indirectly, to a government official, government employee or politician for the purpose of obtaining or maintaining business on behalf of the Company. Such conduct is illegal and may violate federal and state criminal laws. Assistance or entertainment provided to any government office should never, in form or substance, compromise the Company's arms-length business relationship with the government agency or official involved.

         E.   COMPETITION AND FAIR DEALING

         The Company seeks to outperform its competition fairly and honestly. The Company seeks competitive advantages through superior performance, not through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information obtained without the owner's consent, or inducing such disclosures by past or present employees of other companies is prohibited. Each Employee should endeavor to respect the rights of and deal fairly with the Clients, vendors, service providers, suppliers, and competitors. No Employee should, in connection with any Company business, take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair dealing practice. Employees should not falsely disparage or make unfair negative comments about its competitors or their products and services. Negative public statements concerning the conduct or performance of any former Employee of the Company should also be avoided.

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         F.   PRIVACY OF PERSONAL INFORMATION

         The Company will acquire and retain only personal information that is required for the effective operation of the business of the Company or that is required by law in the jurisdictions in which the Company operates. Access to such information will be restricted internally to those with a legitimate need to know. Employee communications transmitted by the Company's systems are not considered private.

IV.      PROTECTION OF PROPRIETARY AND CONFIDENTIAL INFORMATION

         A.   CONFIDENTIALITY OF COMPANY INFORMATION

         Information generated in the Company is a valuable company asset. Protecting this information plays a vital role in the Company's continued growth and ability to compete. Such information includes among other things, technical information such as computer programs and databases, business information such as the Company's objectives and strategies, trade secrets, processes, analysis, charts, drawings, reports, sales, earnings, forecasts, relationships with Clients, marketing strategies, training materials, Employee compensation and records, and other information of a similar nature. Employees must maintain the confidentiality of the Company's proprietary and confidential information and must not use or disclose such information without the express consent of an officer of the Company or when legally mandated. Adhering to this principle is a condition of continued service or employment.

         B.   CONFIDENTIALITY OF INVESTOR INFORMATION

         As a registered investment adviser, we have particular responsibilities for safeguarding our investors' information and the proprietary information of the Company. Employees should be mindful of this obligation when using the telephone, fax, telex, electronic mail, and other electronic means of storing and transmitting information. Employees should not discuss confidential information in public areas, read confidential documents in public places, or leave or discard confidential documents where they can be retrieved by others.

         Information concerning the identity of investors and their transactions and accounts is confidential. Such information may not be disclosed to persons within the Company except as they may need to know it in order to fulfill their responsibilities to the Company. You may not disclose such information to anyone or any firm outside the Company unless (i) the outside firm requires the information in order to perform services for the Company and is bound to maintain its confidentiality; (ii) when the Client has consented or been given an opportunity to request that the information not be shared (iii) as required by law, or (iv) as authorized by the Chief Compliance Officer. For a more detailed discussion regarding the safekeeping of Client and Company information, see "Procedures for Safeguarding Client Information," attached as Annex I to the Company's Compliance Manual.

         Information regarding investor orders must not be used in any way to influence trades in personal accounts or in the accounts of other Clients, including those of other Employees. Intentionally trading ahead of a Client's order with the purpose of benefiting on the trade as a result of the Client's follow-on trade is known as "frontrunning" and is prohibited. Similarly, intentionally following a Client's order with Employee trading activity for a similar purpose is known as "piggybacking" or "shadowing" and is likewise prohibited. Certain six-month short-swing transactions (e.g., a sale and a purchase, or a purchase and a sale, occurring within a six-month period) are also prohibited. If you reasonably believe improper trading in personal or Client accounts has occurred, you must report such conduct to the Chief Compliance Officer.

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V. PROHIBITION AGAINST INSIDER TRADING

         A.   POLICY STATEMENT ON INSIDER TRADING

              1.   GENERAL

         The Company forbids any officer, general partner, person with trading authority, Access Person (as defined herein), or Employee (each, a "Covered Person") from trading, either personally or on behalf of others, including registered investment companies, private investment funds and private accounts advised by the Company (each, a "Client Account"), on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Company's policy extends to activities within and outside each Covered Person's duties at the Company. Each Covered Person must read (and acknowledge that he or she has done so on the form attached hereto as APPENDIX
A) and must retain this policy statement. Any questions regarding the Company's policy and procedures should be referred to the Chief Compliance Officer.

         The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider") or to communications of material non-public information to others.

         While the law concerning insider trading is not static, it is generally understood that the law prohibits:

                   (a) trading by an insider while in possession of material non-public information;

                   (b) trading by a non-insider while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

                   (c)   communicating   material   non-public   information  to
                         others.

         The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions you should consult the Chief Compliance Officer.

              2.   WHO IS AN INSIDER?

         The concept of who is an "insider" is broad. It includes generally officers, directors and employees of a company. In addition, a person can become a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and, as a result, is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and certain employees of such organizations. In addition, although it is unlikely to occur in the normal conduct of its business, the Company or a Covered Person could become a temporary insider of a company it advises or for which it performs other services. According to the U.S. Supreme Court, the company must expect an outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

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              3.   WHAT IS MATERIAL INFORMATION?

         Trading on inside information is not a basis for liability unless the information is material. "Material information" is defined generally as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that insiders should consider material includes, but is not limited to, dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation problems, antitrust charges, labor disputes, pending large commercial or government contracts, major new products or services, significant shifts in operating or financial circumstances (such as major write-offs and strikes at major plants) and extraordinary management developments (such as key personnel changes).

         Material information does not have to relate to a company's business. For example, in one case, the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a WALL STREET JOURNAL reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the THE WALL STREET JOURNAL and the favorableness of those reports.

              4.   WHAT IS NON-PUBLIC INFORMATION?

         Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW JONES, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

              5.   PENALTIES FOR INSIDER TRADING

         Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

         o    civil injunctions

         o    disgorgement of profits

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         o    jail sentences

         o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

         o fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

         In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, detailed in APPENDIX G, potentially including dismissal of the persons involved.

         B. PROCEDURES TO DETECT AND PREVENT INSIDER TRADING; GENERAL TRADING PRACTICES

         The following procedures have been established to aid Covered Persons in avoiding insider trading, and to aid the Company in preventing, detecting and imposing sanctions against individuals for insider trading. Each Covered Person must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

              1.   IDENTIFYING INSIDE INFORMATION

         Before trading for yourself or others, including any Client Account, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

                   (a) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if disclosed?

                   (b) Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by appearing in publications of general circulation? Is the information already available to a significant number of other traders in the market?

         If after consideration of the foregoing you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

                   (a) Report the matter immediately to the Chief Compliance Officer.

                   (b) Do not purchase or sell the securities on behalf of yourself or others, including any Client Account.

                   (c) Do not communicate the information within or outside of the Company other than to the Chief Compliance Officer.

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              2.   CLIENT ACCOUNT TRADING

         In connection with certain Company investments in syndicated loan participations and assignments, bank debt or certain other types of loan or debt obligations ("Loan Positions"), certain Employees may gain access to material, non-public information relating to the borrowing company. In such cases, the borrowing company will be placed on the Company's watch list or restricted list, as appropriate, in accordance with Section B.5 if the Code of Ethics. In addition, in connection with investments in Loan Positions, the Company will often enter into a confidentiality agreement relating to information that it may receive concerning certain borrowing companies. It is the Company's general policy that all companies who are the subject of a confidentiality agreement relating to a Loan Position will be placed on the Company's watch list. In order to avoid the misuse, or the appearance of misuse, of any material, non-public information that an Employee or the Company may possess relating to any of its Loan Positions, all securities transactions for any Client Account must be pre-cleared by the Chief Compliance Officer.

              3.   PERSONAL SECURITIES TRADING

         Each Covered Person must obtain pre-clearance from the Chief Compliance Officer before engaging in any securities transaction1 in which the Covered Person, the Covered Person's family (including a spouse, minor children and adults living in the same household as the Covered Person), or trusts of which the Covered Person is a trustee or in which he or she has a beneficial interest are parties. Each such Covered Person must provide the Chief Compliance Officer with a written description of the proposed transaction in the form of ANNEX C to the Manual (or by the Company's email notification procedures relating pre-clearance of trades), and the Chief Compliance Officer shall notify the person promptly of clearance or denial of clearance to trade. Notification of approval or denial to trade may be verbally given, but the Chief Compliance Officer will acknowledge and date the written description of the proposed transaction to confirm his/her approval, a copy of which shall be kept in the Company's records.

         Each Covered Person must comply with the reporting requirements of Section D.1(a) and D.1(b) of this Code of Ethics as if such person were an Access Person (as such term is defined below). The Chief Compliance Officer shall report all violations of this Section B.2. to the Compliance Committee, as well as the Board of Directors2 of each registered investment company advised by the Company (each, a "Fund") as required by Section D.4.

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         1 No  pre-clearance  or  reporting  is  required  in  respect of direct
obligations  of  the  United  States  Government,   bankers'  acceptances,  bank
certificates  of  deposit,   commercial  paper,  high  quality  short-term  debt
instruments, repurchase agreements and shares of registered open-end investment companies. "High quality short-term debt instruments" means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

         2 For the purposes of this Compliance Manual and the related Annexes, the term "Board of Directors" includes boards of directors of Funds incorporated in Maryland, boards of trustees of Funds established in Massachusetts and boards of managers of the Fund formed in Delaware.

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              4.   RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION

         Information in your possession that you identify as material and non-public may not be communicated to anyone, including any person within the Company other than those persons who need to know such information in order to perform their job responsibilities at the Company, except as provided in Paragraph 1 above. In addition, care should be taken to keep the information secure. For example, memos, reports, correspondence or files containing the information should be restricted.

              5.   RESOLVING INSIDER TRADING ISSUES

         If, after consideration of the items set forth in Paragraph 1, you have questions as to whether information is material or non-public, the propriety of any action, or about the foregoing procedures, please contact the Chief Compliance Officer to discuss your questions before trading or communicating the information to anyone.

              6.   WATCH LISTS AND RESTRICTED LISTS

         Whenever the Chief Compliance Officer determines that an Employee of the Company is in possession of material, non-public information with respect to a company (regardless of whether it is currently owned by the Company or any Client Account, but particularly if the Company is analyzing or recommending securities for Client transactions) such company will either be placed on a watch list or on a restricted list. If the company is placed on a watch list, the flow of the information to other Employees relating to such company will be restricted in order to allow certain Client Accounts or other Employees to continue ordinary investment activities. If the Chief Compliance Officer determines that material, non-public information relating to a company is in the possession of an Employee and cannot be adequately isolated through the use of the watch list, the company will be placed on the restricted list. The Chief Compliance Officer will also have the discretion of placing a company on the restricted list even though no breach of the watch list has or is expected to occur with respect to the material, non-public information about the company. Such action may be taken for the purpose of avoiding any appearance of the misuse of material, non-public information. When a company is placed on a watch list or restricted list, all Employees (or certain designated Employees with respect to the watch list) are prohibited from personal trading in securities of those companies.

         In the event that the Company (on behalf of a Client Account) or an Employee desires to engage in a securities transaction relating to an issuer that is listed on the Company's watch list, the Chief Compliance Officer will conduct an investigation into the circumstances surrounding the placement of such issuer on the watch list. In connection with any such investigation, the Chief Compliance Officer will determine (i) the extent to which any Covered Person may have continued possession of material, non-public information, and
(ii) whether that Covered Person's access (if any) to such material, non-public information will prevent the Client Account or Employee from engaging in such security transaction. All such determinations will be made on a case-by-case basis. Should the Chief Compliance Officer determine that the Client Account or Employee trade is permissible, then the portfolio manager or Employee, as appropriate, will be required to execute a certificate, a form of which is attached hereto as Appendix F, affirming that, as of such trade date, they do not possess any material, non-public information relating to such company.

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         The  Chief  Compliance  Officer  will be  responsible  for  determining whether to remove a particular company from the watch list or restricted list. The only persons who will have access to the watch list or restricted list are members of the Compliance Committee and such persons who are affected by the information. The watch list and restricted list are highly confidential and should not, under any circumstances, be discussed with or disseminated to anyone other than the persons noted above.

              7.   BLACKOUT PERIODS

         Blackout periods occur when Client securities trades are being placed or recommendations are being made, and all Covered Persons are restricted from engaging in personal securities transactions relating to such companies under consideration. The Company will initiate and notify all Covered Persons of the existence of the blackout period. Violations of this provision, even if unintentional, can result in the disgorgement of any profit (or deemed profit) resulting from the prohibited trading.

              8.   BROKERAGE RESTRICTIONS

         The Company may require that Employees trade only through certain brokers, or may place limitations on the number of brokerage accounts permitted. The Company will initiate and notify Employees of these requirements as they become necessary.

              9.   SECURITIES ASSIGNMENT PROCEDURES

         When allocating new securities analysis assignments to Company personnel, to the extent practicable, the Company will review the personnel files of its qualified Employees to determine whether such Employee's personal holdings present any apparent conflicts of interest. Particular attention will be paid to personal transactions that were made within a six-month period of the security assignment research. New securities analyses will not be assigned to Employees whose personal holdings may present a conflict of interest. A notation will be made in any such Employee's file to document that they were considered for the opportunity, but could not be assigned the opportunity due to a potential conflict of interest.

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         3 An  "access  person"  is each  officer,  general  partner,  "advisory person" or "supervised person" of the Company or a Fund, who has access to non-public information regarding a Client's purchase or sale of securities, who is involved in making securities recommendations to Clients, or who has access to such recommendations that are non-public (hereinafter, "Access Person"). An "advisory person" is any Covered Person of the Company or of a company in a control relationship to the Company who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security on behalf of a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any natural person in a control relationship to the Company who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a security by the Fund. A "supervised person" is any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Company, or other person who provides investment advice on behalf of the Company and is subject to the supervision and control of the Company.

         C.   REQUIREMENTS REGARDING INVESTMENT COMPANIES

         Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "Investment Company Act"), makes it unlawful for any Covered Persons considered "access persons"3 with respect to a Fund, in connection with the purchase or sale by such person of a security "held or to be acquired" by a Fund, to:

                   (a) employ any device, scheme or artifice to defraud the Fund;

                   (b) make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

                   (c) engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

                   (d) engage in any manipulative practice with respect to the Fund.

         A security is "held or to be acquired" by a Fund if within the most recent 15 days it (i) is or has been held by the Fund, or (ii) is being or has been considered by the Fund or the Company for purchase by the Fund. A security "held or to be acquired" by the Fund also includes any option to purchase or sell, and any security convertible into or exchangeable for, a security described in the preceding sentence. A purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

         It is the Company's policy that no "Access Person" shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) set forth above.


         D. REQUIREMENTS REGARDING ACCESS PERSONS OF A REGISTERED INVESTMENT ADVISER

         In addition to the requirements detailed above, pursuant to Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), all Access Persons must also comply with the following requirements:

         o Offer investment opportunities to Clients before personally acting on them. Allow the Client a reasonable time period to act on the opportunity before placing a personal securities transaction. Keep written documentation that the opportunity was first offered to the Client.

         o Obtain the Company's written approval before investing in an initial public offering ("IPO") or private placement.

         E. PROCEDURES TO MONITOR COMPLIANCE WITH REQUIREMENTS REGARDING INVESTMENT COMPANIES AND REGISTERED INVESTMENT ADVISERS

         1.   PROCEDURES

         To provide the Company with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1(b) and Rule 204A-1 are being observed:

              (a) Within 10 days of receiving this Policy, all Covered Persons must submit to the Chief Compliance Officer a statement of all securities in which such Covered Person has any direct or indirect beneficial ownership.4 This statement must include (i) the title, number of shares and principal amount of each security, (ii) the name of any broker, dealer or bank with whom the Covered Person maintained an account in which any securities were held for the direct or indirect benefit of such Covered Person as of the date the person became an Covered Person and (iii) the date of submission by the Covered Person. This statement also must be submitted by all Covered Persons upon their employment by the Company or a Fund. The information in the statement must be current as of a date no greater than 45 days prior to the person becoming a Covered Person.

              (b) When a Covered Person opens a brokerage account, or whenever a person with an existing brokerage account becomes an Employee of the Company or a Fund, such Covered Person is required to send written notification (which include email notification) of such fact to the Chief Compliance Officer BEFORE engaging in any personal securities transactions through such account. A letter in the form annexed hereto as APPENDIX B will be sent to the broker-dealer involved, allowing such Covered Person to maintain the account and directing that duplicate confirmations of transactions in the account be sent to the Chief Compliance Officer.

---------------------
         4 "Beneficial ownership" of a security is determined in the same manner as it would be for purposes of Section 16 of the Securities Exchange Act of 1934, and Rule 16a-1 thereunder, except that such determination should apply to all securities. Generally, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, you obtain from such securities benefits substantially equivalent to those of ownership. You should also consider yourself the beneficial owner of securities if you can vest or revest title in yourself, now or in the future. Any report by a Covered Person required under this Code of Ethics may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

              (c) Covered Persons (which term includes Access Persons) shall pre-clear all securities transactions as provided in Section
                    B.2 of this Code of Ethics. In addition, it is the Company's policy that all Employees engaged in investment research activities for the Company must pre-clear with the portfolio manager in charge of the Company's equity accounts any personal trade of a security of a company that operates in any business sector for which such Employee has been assigned research and monitoring responsibilities. This preclearance procedure is designed to provide the Company's equity accounts the first opportunity to capitalize on investment opportunities that may be derived from the particularized knowledge that such Employee may have relating to industries that such Employee monitors for the Company.

              (d) In connection with any decision by the Chief Compliance Officer to approve transactions by investment personnel5 acquiring direct or indirect beneficial ownership in any securities in an initial public offering or a limited offering (I.E., an offering exempt from registration under the Securities Act of 1933 pursuant to Sections 4(2) or 4(6) or Rule 504, 505 or 506 thereunder), the Chief Compliance Officer will prepare a report of the decision that takes into account, among other factors, whether the investment opportunity should be reserved for a Client Account and whether the opportunity is being offered to an individual by virtue of his or her position with the Company or a Client. Any investment personnel receiving approval from the Chief Compliance Officer to acquire securities in an initial public offering or a limited offering must disclose that investment when they participate in the Client's subsequent consideration of an investment in such issuer and any decision on behalf of a Client Account to invest in such issuer will be subject to an independent review by investment personnel with no personal interest in the issuer.

----------------
         5 "Investment personnel" means any employee of the Company (or of any company in a control relationship to the Company) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund, and any natural person who controls the Company and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

              (e) Each Covered Person is prohibited from intentionally engaging in personal transactions to buy or sell a security within at least four calendar days before and after a Client Account trades in that security. The Covered Person will be required to disgorge any profits realized on trades within the proscribed periods.

              (f) All Covered Persons are prohibited from engaging in any personal securities transaction on a day that any Client Account has a pending "buy" or "sell" order involving the same security until the Client Account's order is executed or withdrawn.

              (g) Execution of personal account orders of Covered Persons are subject to completion of Client orders, and the Company reserves the right to cancel any such personal account orders or transactions. If a personal account transaction is canceled, the Covered Person bears the risk of loss and the Company (or a designated charity) will retain any profit associated with such cancellation.

              (h) All investment personnel are prohibited from receiving a gift or other personal items of more than DE MINIMIS value from any person or entity that does business with or on behalf of a Client.

              (i) Investment personnel must receive authorization from the Chief Compliance Officer prior to serving as a board member of any publicly-traded company. Authorization will be based upon a determination that the board service would be consistent with the Client's interests. Any investment personnel serving as a board member of a publicly-traded company will be excluded from any investment decisions on behalf of a Client Account regarding such company.

              (j) Each Covered Person shall submit reports in the form attached hereto as APPENDIX C to the Chief Compliance Officer, showing all transactions in securities, in which the Covered Person has, or by reason of such transaction acquires, any direct or indirect "beneficial ownership." These reports shall be filed no later than 10 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control. An Access Person need not make a quarterly transaction report under this Section if the report would duplicate information contained in broker trade confirmations or account statements received by the Chief Compliance Officer with respect to the Covered Person in the time period required above, if all information required to be in the quarterly transaction report is contained in the broker trade confirmations or account statements. In such instances, the Covered Person will sign a certificate stating that the broker trade confirmations and account statements report all trades made by such Covered Person in any securities or commodities account during the stated period.

              (k) Each Covered Person shall submit annual reports in the forms attached hereto as APPENDIX D to the Chief Compliance Officer, showing as of a date no more than 30 days before each report is submitted (1) all holdings in securities, including the title, number of shares and amount of each security, in which the person had any direct or indirect "beneficial ownership" and (2) the name of any broker, dealer or bank with whom the person maintains an account in which any securities are held for the direct or indirect benefit of the Covered Person.

              (l) All Covered Persons are required to certify annually to the Chief Compliance Officer that they have (i) read and understand the foregoing procedures and recognize that they are subject to the terms and conditions hereof, (ii) complied with the requirements of the foregoing procedures and (iii) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the foregoing procedures. A form of certification is annexed hereto as APPENDIX E.

              2.    NOTICES

         The Chief Compliance Officer shall notify each Covered Person who may be required to make reports pursuant to the Code of Ethics that such person is subject to its reporting requirements and shall deliver a copy of the Code of Ethics to each such person.

              3.    CODE OF ETHICS

         The Company will forward to the chief compliance officer of each Fund copies of this Code of Ethics, all future amendments and modifications thereto, the names of all Access Persons who are now or hereafter required to report their securities transactions pursuant to the Code of Ethics, and a copy of each report submitted by such persons.

              4.    CHIEF COMPLIANCE OFFICER

         The Chief Compliance Officer shall:

                    (a) review all reports required to be made by Covered Persons (which term includes Access Persons) pursuant to this Code of Ethics;

                    (b) submit to each Fund's Board of Directors (as well as the Compliance Committee) within 30 days after the end of each calendar quarter a written report listing (i) the names of those persons who were required to submit reports for the prior quarter under this Code of Ethics but failed to and (ii) any reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of this Code of Ethics; and

                    (c) promptly investigate any securities transaction listed pursuant to subparagraph (b)(ii) above and submit periodic status reports with respect to each such investigation to the Fund's Board of Directors.

              5.    REPORTS

         At least once a year, the Company shall provide each Fund's Board of Directors with a written report that (i) describes issues that arose during the previous year under this Code of Ethics, including information about material Code of Ethics violations and sanctions imposed in response to these material violations, and (ii) certifies to each Fund's Board of Directors and the Compliance Committee that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics. Copies of these reports must be preserved with the Company's records for the period required by Rule 17j-1 and Rule 204A-1.

              6.    RECORDS

         This Code of Ethics, a copy of each report by a Covered Person (which term includes Access Persons), a record of all persons, currently or within the past five years, who are or were required to make reports under the Code of Ethics, a record of all persons who are or were responsible for reviewing such reports, a record of any decision relating to a report and the reasons supporting the decision, a copy of each report required by Section D.1(d), and a record of any Code of Ethics violation and any action taken as a result of the violation must all be preserved in the Company's records for the period required by Rule 17j-1 and Rule 204A-1. A chart listing all of the various reports and their respective filers and deadlines is attached hereto as APPENDIX I.




Adopted:          September 30, 2004

                                                                      APPENDIX A



                                 ACKNOWLEDGMENT


                        HIGHLAND CAPITAL MANAGEMENT, L.P.

                               SIGNATURE PAGE FOR
   POLICY AND PROCEDURES DESIGNED TO DETECT AND PREVENT INSIDER TRADING AND TO COMPLY WITH RULE 17J-1 OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED AND
               RULE 204A-1 OF THE INVESTMENT ADVISERS ACT OF 1940,
                        AS AMENDED (THE "CODE OF ETHICS")

         I certify that I have read and understand the policy and procedures presented herein and recognize that I am subject to its terms and conditions. I have disclosed all reported personal securities transactions required to be disclosed or reported pursuant to the Code of Ethics procedures and will continue to do so.






--------------------------------------------------     -------------------------
Print Name:                                            Date

                                                                      APPENDIX B



                                                         Date:
                                                               -----------------



Contact:
Broker/Dealer:
Telephone:
Address:



Re:                                                     (Access Person's Name)
    ---------------------------------------------
Dear:
    ---------------------------------------------

We have been informed that ______, [state title] of Highland Capital Management, L.P. who is involved with the investment activities of ___________________[name of registered investment companies] is maintaining an account with
_________________________________.

Account numbers:



This letter will serve to inform you that we do not object to the maintenance of this account, provided that you promptly send duplicate copies of all confirmations and statements to the undersigned marked "Personal and Confidential."



Sincerely yours,



Michael S. Minces
Chief Compliance Officer
Highland Capital Management, L.P.

                                                                      APPENDIX C



                  FORM OF QUARTERLY PERSONAL INVESTMENT REPORT


Date of Report:
                ----------------------------------------------------------------
To:       Chief Compliance Officer

From:
      --------------------------------------------------------------------------

Date of Transaction:
                    ------------------------------------------------------------

Name of Security:
                 ---------------------------------------------------------------

Interest Rate and Maturity Date (As Applicable):
                                                --------------------------------

Number of Shares:
                 ---------------------------------------------------------------

Principal Amount ($):
                     -----------------------------------------------------------

Price Per Share ($):
                     -----------------------------------------------------------

Purchase:                        Sale:                     Other:
         ------------------------     ---------------------      ---------------

Name of Broker, Dealer or Bank with or through which the Transaction as effected:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Comments:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Signature:
                ----------------------------------------------



Approved By:
                ----------------------------------------------

                                                                      APPENDIX D



                    FORM OF ANNUAL PERSONAL HOLDINGS REPORT*


Date of Report:
               ---------------------------------------------
To:       Chief Compliance Officer

From:
      ---------------------------------------------


        Name of Security          Number of Shares          Principal Amount($)
------------------------------ -----------------------  ------------------------








Names of Brokers, Dealers or Banks with whom you maintain an Account in which any Securities are held for your direct or indirect benefit:





Signature:
               ---------------------------------------------



Approved By:
               ---------------------------------------------




--------------------------------------------------------------------------------
* Information must be current as of a date no more than 30 days before this report is submitted.

                                                                      APPENDIX E



                   FORM OF ANNUAL CERTIFICATION OF COMPLIANCE
                  WITH THE POLICIES AND PROCEDURES DESIGNED TO
                DETECT AND PREVENT INSIDER TRADING AND TO COMPLY
             WITH RULE 17J-1 OF THE INVESTMENT COMPANY ACT OF 1940,
  AS AMENDED AND RULE 204A-1 OF THE INVESTMENT ADVISERS ACT OF 1940, AS AMENDED
                             (THE "CODE OF ETHICS")


I certify that:

1. I have read and understand the Code of Ethics and recognize that I am subject to its terms and conditions.

2. During the past year, I have complied with the Code of Ethics procedures.

3. During the past year, I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code of Ethics procedures.



                                              ----------------------------------
                                              Signature



Dated:
       -----------------------                ----------------------------------
                                              Print Name

                                                                      APPENDIX F

                    FORM OF CLIENT ACCOUNT TRADE CERTIFICATE


Date:___________________

Trade Date:______________

I _____________ (portfolio manager) hereby affirm that as of the trade date(s) referenced above, neither myself nor any member of my portfolio's investment team has any material non-public information with respect to ________________________ (issuer).



                                       ------------------------------------
                                       Sign
ACKNOWLEDGED:

By:_____________________
Name: Michael S. Minces
Title:  Chief Compliance Officer

                   FORM OF PERSONAL ACCOUNT TRADE CERTIFICATE


Date:___________________
Trade Date:______________

I _____________ (name) hereby affirm that as of the trade date(s) referenced above, I have not received any material non-public information with respect to ________________________ (issuer).



                                       ------------------------------------
                                       Sign
ACKNOWLEDGED:

By:_____________________
Name: Michael S. Minces
Title:  Chief Compliance Officer

                                                                      APPENDIX G


                    COMPLIANCE COMMITTEE SANCTION PROVISIONS

         The following details violations of the Code of Ethics and the related sanctions that may result from non-adherence to the Code of Ethics. Each violation may result in the corresponding sanction, but the Company is not limited by what is enumerated. Similarly, the Company may take disciplinary action with respect to certain violations not specifically mentioned herein. The Chief Compliance Officer and Compliance Committee, at all times, has the discretion to additionally fine a violator and to call a violator before the Compliance Committee. A violation of the Code of Ethics may result in the disciplinary action detailed below, as well as additional disciplinary action up to and including termination. All penalty fines will be placed in a fund held by the Company that will be accessible to the Company Employees to support continuing education exams and exam materials related to ethics and compliance.

         The Company encourages any Employee who has or may have violated the Code of Ethics (or any securities law or regulation) to voluntarily bring the matter to the attention of the Chief Compliance Officer. To the extent that any such volunteered violation of the Code of Ethics is determined to have been unintentional, or to the extent that such voluntary disclosure prevented further violation of the Code of Ethics, the Compliance Committee shall take such factors into consideration in determining any sanction relating to such Employee actions.

         The initial member of the Compliance Committee are Kevin Ciavarra, Pat Dougherty and Michael Minces.

I. NON-DISCLOSURE OF THE OPENING OF A NEW BROKERAGE ACCOUNT. (Section D.1.(b) of the Code of Ethics)

                  FIRST VIOLATION: Violator will receive a notification identifying 1) the type of violation that has occurred, 2) the section in the Code of Ethics that has been violated, 3) the type of retraining he or she will receive, and 4) the time within which the retraining must be completed.

                  SECOND VIOLATION: Violator must attend an ethics course within one month of sanction issuance. If the violator fails to attend the course within one month, he or she will be restricted from making personal account trades until he or she has completed the requirement.

                  THIRD VIOLATION AND FURTHER: Violator will appear before the Compliance Committee to assess further disciplinary action.

II.      PERSONAL ACCOUNT TRADING  (Section D.1.(c) of the Code of Ethics)

         A. TRADING IN PERSONAL ACCOUNT WITHOUT PRE-CLEARING WITH CHIEF COMPLIANCE OFFICER (IN A SECURITY THAT IS NOT RESTRICTED).

                  FIRST VIOLATION: Violator will receive a notification identifying 1) the type of violation that has occurred, 2) the section in the Code of Ethics that has been violated, 3) the type of retraining he or she will receive, and 4) the time within which the retraining must be completed.

                  SECOND   VIOLATION:   Violator   will   disgorge  his  or  her
                  transaction.

                  THIRD VIOLATION: Violator will disgorge his or her transaction and will be restricted from making personal account trades for one month.

                  FOURTH VIOLATION AND FURTHER: Violator will appear before Compliance Committee to assess further disciplinary action.

         B.       TRADING  IN  PERSONAL   ACCOUNT   WITHOUT   PRE-CLEARING   THE
                  TRANSACTION WITH THE CHIEF COMPLIANCE OFFICER (IN A SECURITY THAT IS RESTRICTED).

                  FIRST VIOLATION: Violator will receive a notification identifying 1) the type of violation that has occurred, 2) the section in the Code of Ethics that has been violated, 3) the type of retraining he or she will receive, and 4) the time within which the retraining must be completed. Violator must also disgorge any profits.

                  SECOND   VIOLATION:   Violator   will   disgorge  his  or  her
                  transaction, be restricted from making personal account trades for one month and pay a fine of $250.

                  THIRD VIOLATION AND FURTHER: Violator is fined $1000 and will appear before the Compliance Committee to assess further disciplinary action.

         C. TRADING IN PERSONAL ACCOUNT IN A SECURITY THAT IS RESTRICTED, WHERE PRE-CLEARANCE WAS REQUESTED AND DENIED.

                  FIRST VIOLATION: Violator will receive a notification identifying 1) the type of violation that has occurred, 2) the section in the Code of Ethics that has been violated, 3) the type of retraining he or she will receive, and 4) the time within which the retraining must be completed. Violator must also disgorge any profits and pay a fine of $1000.

                  SECOND VIOLATION AND FURTHER: Violator will appear before the Compliance Committee to assess further disciplinary action.

III. NON-DISCLOSURE OF PERSONAL HOLDING WHEN RECOMMENDING AN INVESTMENT ACTION IN THE SAME COMPANY, ISSUER OR ENTITY. (Section D.1.(d) of the Code of Ethics)

                  FIRST VIOLATION: Violator will receive a notification identifying 1) the type of violation that has occurred, 2) the section in the Code of Ethics that has been violated, 3) the type of retraining he or she will receive, and 4) the time within which the retraining must be completed.

                  SECOND VIOLATION: Violator must attend an ethics course within one month of sanction issuance. If the violator fails to attend the course within one month, he or she will be restricted from making personal account trades until he or she has completed the requirement.

                  THIRD VIOLATION AND FURTHER: Violator will appear before the Compliance Committee to assess further disciplinary action.

IV. BUYING OR SELLING A SECURITY IN ONE'S PERSONAL ACCOUNT WITHIN FOUR OR FEWER DAYS BEFORE OR AFTER A CLIENT ACCOUNT HAS A DISCLOSED PENDING "BUY" OR "SELL" ORDER INVOLVING THE SAME SECURITY. (Section D.1.(e) of the Code of Ethics)

                  FIRST VIOLATION: Violator will receive a notification identifying 1) the type of violation that has occurred, 2) the section in the Code of Ethics that has been violated, 3) the type of retraining he or she will receive, and 4) the time within which the retraining must be completed.

                  SECOND VIOLATION AND FURTHER: Violator must appear before the Compliance Committee to assess further disciplinary action.

V. RECEIVING A GIFT OR PERSONAL ITEM OF BEYOND A REASONABLE VALUE FROM ANY PERSON OR ENTITY THAT DOES BUSINESS WITH OR ON BEHALF OF A CLIENT ACCOUNT. (Section D.1.(h) of the Code of Ethics)

                  FIRST VIOLATION: Violator will receive a letter identifying 1) the type of violation that has occurred, 2) the section in the Code of Ethics that has been violated, 3) the type of retraining he or she will receive, and 4) the time within which the retraining must be completed. Violator will return the item and must complete an ethics class within one month of sanction issuance. If the violator fails to attend the course within one month, he or she will be restricted from making personal account trades until he or she has completed the requirement.

                  SECOND VIOLATION AND FURTHER: Violator will appear before the Compliance Committee to assess further disciplinary action.

VI. NEGLECTING TO OBTAIN AUTHORIZATION FROM THE CHIEF COMPLIANCE OFFICER PRIOR TO SERVING ON THE BOARD OF ANY PUBLICLY TRADED COMPANY (Section D.1.(i) of the Code of Ethics)

                  FIRST VIOLATION: Violator will receive a letter identifying 1) the type of violation that has occurred, 2) the section in the Code of Ethics that has been violated, 3) the type of retraining he or she will receive, and 4) the time within which the retraining must be completed.

                  SECOND VIOLATION AND FURTHER: Violator will not be permitted to serve on such board and will appear before the Compliance Committee to assess further disciplinary action.

VII. FAILURE TO TIMELY FILE VARIOUS REPORTS REQUIRED BY THE CODE OF ETHICS (Sections D.1.(a), (j)-(l) of the Code of Ethics)

                  FIRST VIOLATION: Violator will receive a letter identifying 1) the type of violation that has occurred, 2) the section in the Code of Ethics that has been violated, 3) the type of retraining he or she will receive, and 4) the time within which the retraining must be completed.

                  SECOND VIOLATION:  Violator will pay a fine of $25.

                  THIRD VIOLATION AND FURTHER: Violator will appear before the Compliance Committee to assess further disciplinary action.

VIII.    USE OF NON-APPROVED MARKETING MATERIALS.

                  FIRST VIOLATION: Violator will receive a letter identifying 1) the type of violation that has occurred, 2) the section in the Code of Ethics that has been violated, 3) the type of retraining he or she will receive, and 4) the time within which the retraining must be completed.

                  SECOND VIOLATION:  Violator will pay a fine of $250.

                  THIRD VIOLATION AND FURTHER: Violator will appear before the Compliance Committee to assess further disciplinary action.

                                                                      APPENDIX H



                  DEFINITIONS OF SPECIAL EMPLOYEE DESIGNATIONS


------------------------------------------------------------------------
EMPLOYEE DESIGNATION                      COMPANY       FUND EMPLOYEE
                                          EMPLOYEE
------------------------------------------------------------------------
COVERED   PERSON:    any   officer,          X                X
general   partner,    person   with
trading  authority  or  employee of
the Company.
------------------------------------------------------------------------
ACCESS  PERSON:  is  each  officer,          X
general partner,  "advisory person"
6 (or  "supervised  person" 7) of a
Fund 8 or investment  adviser,  who
(i)  has   access   to   non-public
information  regarding any clients'
purchase or sale of securities,  or
non-public   information  regarding
the portfolio holdings of any Fund,
or  (ii)  is   involved  in  making
securities    recommendations    to
clients,  or who has access to such
recommendations       that      are
non-public.
------------------------------------------------------------------------
INVESTMENT   PERSONNEL:    is   any          X
employee  of the Company (or of any
company  in a control  relationship
to the Company)  who, in connection
with his or her  regular  functions
or duties, makes or participates in
making  recommendations   regarding
the purchase or sale of  securities
by a Fund,  and any natural  person
who  controls  the  Company and who
obtains   information    concerning
recommendations   made  to  a  Fund
regarding  the  purchase or sale of
securities by the Fund.
------------------------------------------------------------------------

------------------
         6 An "advisory person" is any employee of a Fund or investment adviser (or of a company in a control relationship to a Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security on behalf of a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any natural person in a control relationship to a Fund or investment adviser who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a security by the Fund.
         7 A "supervised person" is any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.
         8 "Fund" means an investment company registered under the Investment Company Act of 1940, as amended.

                                                                      APPENDIX I



                   REPORTING OBLIGATIONS UNDER CODE OF ETHICS

                 Report                             Obligated Party                           Timing
---------------------------------------------------------------------------------------------------------------------
Statement of Beneficial Ownership (See    Covered Persons to Compliance Officer    WITHIN 10 DAYS of receipt of the Code
Code of Ethics section D.1.(a))

Notification of Brokerage Account  (See   Covered Persons to Compliance Officer    When Covered Person becomes an
Code of Ethics section D.1.(b))                                                    Highland employee or opens a new
                                                                                   account--must submit PRIOR TO
                                                                                   ENGAGING in any personal securities
                                                                                   transactions

Quarterly Transactions Report  (See       Covered Persons to Compliance Officer    Within 10 days of the END OF EACH
Code of Ethics section D.1.(i))                                                    QUARTER9

Annual Transactions Report  (See Code     Covered Persons to Compliance Officer    Dated no more than 30 DAYS prior to
of Ethics section D.1.(j))                                                         submission12

Annual Code of Ethics Certification       Covered Persons to Compliance Officer    Annually
(See Code of Ethics section D.1.(a))

Violations Report  (See Code of Ethics    Compliance Officer to Board              30 days after END OF EACH QUARTER
section D.4.(b))

Annual Board Report  (See Code of         Compliance Officer to Board              Annually
Ethics section D.5)

---------------------
         9 A Covered Person need not make a quarterly or annual transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer with respect to the Covered Person in the time period required above, if all information required to be in the quarterly or annual transaction report is contained in the broker trade confirmations or account statements. In such instances, the Covered Person will sign a certificate stating that the broker trade confirmations and account statements report all trades made by such Covered Person in any securities or commodities account during the stated period.